Exhibit (a)(3)


                           DECORATOR INDUSTRIES, INC.
                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

    I have received (i) the Offer to Exchange; (ii) the letter from William A. Bassett dated February 22, 2002; (iii) this Election Form and; (iv) the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees who hold eligible stock options granted at an exercise price greater than or equal to $7.00 per share the opportunity to exchange these outstanding stock options ("Old Options") for options exercisable at the closing AMEX price no earlier than September 24, 2002 and no later than December 31, 2002, or, if the Offer is extended, a later date which is at least six months and a day following the cancellation of the Old Options (the "New Grant Date"), to be issued under the 1995 Incentive Stock Option Plan as may be amended from time to time (the "New Option"). This offer expires at 9:00 p.m. Eastern Standard Time on March 22, 2002.

    The terms of the Offer provide that if I elect to cancel my Old Options in exchange for the Company's promise to issue a New Option, I will receive _____ shares subject to the New Option. The terms of the Offer provide that, in order to receive the New Option, I must elect to cancel all of my Old Options. The vesting schedule for the New Options will be sixty percent (60%) on the New Grant Date, an additional twenty percent (20%) on the first anniversary of the New Grant Date and the remaining twenty percent (20%) on the second anniversary of the New Grant Date. The terms of the Offer provide that for each option I elect to cancel, I lose my right to all outstanding, unexercised shares under that option. The terms of the Offer provide that I may lose my cancelled stock options if my employment is terminated for whatever reason before the New Grant Date. THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF MY NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF MY OLD OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT. I AGREE TO ALL TERMS OF THE OFFER.

    Subject to the foregoing, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

    Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant cancelled and replaced pursuant to the terms of this Election Form.

    You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Withdraw from the Offer prior to the cutoff date of 9:00 p.m. Eastern Standard Time, March 22, 2002.



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/ / Yes, I wish to tender for exchange each of the options specified below and I have attached to this Election Form the option agreements relating to each grant:

                       Grant         Exercise     Total Number of Unexercised Shares Subject to the Option
Grant Number           Date          Price                       (Shares to Be Cancelled)
------------          ------         --------     ---------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------


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


All of these options will be irrevocably cancelled on March 23, 2002.

-----------------------------        ------------------------------------------------------------------
Employee Signature                   Government ID #, e.g. Social Security #, Social Insurance #, etc.

-----------------------------        -----------------------             ------------------------------
Employee Name (Please print)         E-mail Address                       Date and Time

             RETURN TO MICHAEL K. SOLOMON NO LATER THAN 9:00 P.M. ON
 MARCH 22, 2002 VIA FACSIMILE AT (954) 436-1778 OR VIA COURIER OR HAND DELIVERY
               TO 10011 PINES BLVD., PEMBROKE PINES, FLORIDA 33024

             DECORATOR WILL SEND AN E-MAIL, LETTER AND/OR FACSIMILE
                 CONFIRMATION WITHIN 2 BUSINESS DAYS OF RECEIPT

                    DECORATOR WILL HOLD THE OPTION AGREEMENTS
               UNTIL MARCH 23, 2002 AT WHICH TIME THE OLD OPTIONS
                 WILL BE CANCELLED IF NOT PREVIOUSLY WITHDRAWN.
              UPON CANCELLATION COPIES OF YOUR OPTION AGREEMENT[S]
                   WILL BE RETURNED TO YOU MARKED "CANCELLED".

                      1. INSTRUCTIONS TO THE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1.  Delivery of Election Form.

    A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Michael K. Solomon, Vice President and Treasurer either via hand delivery or courier at Decorator Industries, Inc., 10011 Pines Blvd., Pembroke Pines, Florida, 33024, or via facsimile at (954) 436-1778 on or before 9:00 p.m. Eastern Standard Time on March 22, 2002 (the "Expiration Date").

    The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. You may hand deliver your Election Form to Michael K. Solomon, Vice President and Treasurer at Decorator Industries, Inc. (the "Company"), or you may courier it or fax it to him at the address or fax number listed above. In all cases, you should allow sufficient time to ensure timely delivery.

    2. Withdrawal. Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts and cancels your tendered options before 9:00 p.m., Eastern Standard Time, on April 19, 2002, you may withdraw your tendered options at any time after April 19, 2002. To withdraw tendered options you must fax (fax # (954) 436-1778) or courier or hand deliver to Michael K. Solomon, Vice President and Treasurer at Decorator Industries, Inc., 10011 Pines Blvd., Pembroke Pines, Florida, 33024, a signed and dated Notice to Withdraw from the Offer, with the required information, to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

    3. Change of Election. As noted in the Offer to Exchange, you must elect to tender all your old option grants with an exercise price greater than or equal to $7.00 per share in order to receive new options. No partial tenders will be accepted. You may change your mind about tendering your old options for exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding all, but not less than all, option grants you tendered at any time until the extended expiration of the Offer. To change your election you must complete a Notice to Withdraw in accordance with the instructions set forth in Instruction 2 above.

    The Company will not accept any alternative, conditional, contingent or partial tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that are accepted for exchange will not be cancelled until March 23, 2002, which is the first business day following the expiration of the Offer, or a later date if we extend the Offer.

    4. Inadequate Space. If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. You must print your name and sign any attached schedules. Any attached schedules should be delivered with this Election Form, and will thereby be considered part of this Election Form.

    5.  Tenders.

    If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for all eligible options that you have been granted:

         o        grant number,

         o        grant date,

         o        exercise price, and

         o        the total number of unexercised shares subject to the option.

    The Company will not accept partial tenders of eligible options. Accordingly, you may tender all or none of the unexercised shares subject to all options previously granted with an exercise price greater than or. equal to $7.00 per share.

    6.  Signatures on This Election Form.

    If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

    If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Election Form.

    7.  Other Information on This Election Form.

    In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

    8.  Requests for Assistance or Additional Copies.

    Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form should be directed to Michael K. Solomon, Vice President and Treasurer at Decorator Industries, Inc., 10011 Pines Blvd., Pembroke Pines, Florida, 33024, telephone number (954) 436-8909. Copies will be furnished promptly at the Company's expense.

    9.  Irregularities.

    All questions as to the number of option shares subject to options to be accepted for exchange and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     Important: The Election Form (or a facsimile copy of it) together with all other required documents must be received by the Company, on or before 9:00 p.m. Eastern Standard Time on the Expiration Date.

    10.  Additional Documents to Read.

    You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from William A. Bassett dated February 22, 2002 before deciding to participate in the Offer.

    11.  Important Tax Information.

    You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.

    12.  Miscellaneous.

    A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Decorator Industries, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

    You understand that Decorator Industries, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plan and this Offer. Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plan and this Offer. You may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing Michael K. Solomon. Withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plan.

    B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.